SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                            (Amendment No. _____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

[ X ] Preliminary Proxy Statement       [   ] Confidential, for Use of the
[   ] Definitive Proxy Statement              Commission Only (aspermitted by
[   ] Definitive Additional Materials         Rule 14a-6(e)(2)
[   ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         Managed Care Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         Managed Care Solutions, Inc.
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
       or item 22(a)(2) of Schedule 14A.
[   ]  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit  price or other  underlying  value of  transaction computed pursuant to Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided  by Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:

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

                         MANAGED CARE SOLUTIONS, INC.

                           NOTICE OF ANNUAL MEETING

                               OF STOCKHOLDERS

                                June 2, 1999

      You are cordially invited to attend the Annual Meeting of Stockholders of Managed Care Solutions, Inc. (the "Company") which will be held at the Managed Care Solutions, Inc. corporate offices located at 7600 North 16th Street, Phoenix, Arizona on Wednesday, June 2, 1999, at 8:00 a.m., Mountain Time, for the following purposes:

      1.     To elect directors;

      2. To consider and vote upon a proposal to approve and adopt the Company's 1998 CEO Stock Option Plan;

      3. To consider and vote upon a proposal to adopt an amendment to the Company's Certificate of Incorporation changing the Company's name from Managed Care Solutions, Inc. to Lifemark, Inc.; and

      4. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on April 23, 1999 are entitled to vote at the Annual Meeting or any adjournment thereof.

      A Proxy Statement and a proxy card solicited by the Board of Directors are enclosed herewith. The Proxy Statement should be read carefully. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                          Stephen G. Smyth
                                          Secretary

Phoenix, Arizona
April 30, 1999

                         MANAGED CARE SOLUTIONS, INC.

                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                June 2, 1999

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Managed Care Solutions, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Managed Care Solutions, Inc. corporate offices located at 7600 North 16th. Street, Suite 150, Phoenix, Arizona at 8:00 a.m., Mountain Time, on Wednesday, June 2, 1999 and at any adjournment thereof.

      Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the approval of the 1998 CEO Stock Option Plan, for the adoption of the amendment to the Company's Certificate of Incorporation changing the Company name to Lifemark, Inc. and on other matters properly presented for a vote, in accordance with the judgment of the persons acting under the proxies. Any stockholder giving a proxy has the power to revoke it any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

      The Company's executive offices are located at 7600 North 16th Street, Suite 150, Phoenix, Arizona 85020 and its telephone number is 602-331-5100. Proxy materials are being mailed to stockholders beginning on or about April 30, 1999.

                     SHARES OUTSTANDING AND VOTING RIGHTS

      Only stockholders of record at the close of business on April 23, 1999, are entitled to vote at the Annual Meeting. The only voting stock of the Company outstanding is its Common Stock, of which 4,766,983 shares were outstanding at the close of business on April 23, 1999. Each share of Common Stock issued and outstanding is entitled to one vote. With respect to the proposal to approve the 1998 CEO Stock Option Plan, an abstention will have the effect of a vote against such proposal, and non-voted shares will have no effect on the approval of such proposal (assuming the presence of a quorum). With respect to the proposal to adopt the amendment to the Company's Certificate of Incorporation changing its name, any share not voted in favor of adoption, whether by abstention, broker non-vote or otherwise, will have the effect of a vote against the amendment. Votes will be tabulated, using an automated scanner, by the inspectors of election appointed by the Company.

                     COMMON STOCK OWNERSHIP BY MANAGEMENT

      The following table sets forth, as of February 28, 1999, certain information regarding the beneficial ownership of Common Stock by each of the Company's directors, executive officers named in the "Summary Compensation Table", and by all directors and executive officers of the Company as a group, and by each person known by the Company to be the beneficial owner of 5 percent or more of the outstanding Common Stock.

                                                Shares            Percent of
            Name(1)                       Beneficially Owned     Common Stock
            -------                       ------------------     ------------

      Michael D. Hernandez................       100,000  (2)         2.0%
      James A. Burns......................       207,500  (7)         4.1%
      Henry H. Kaldenbaugh................       575,204  (2)        11.5%
      John G. Lingenfelter................       521,129  (2)        10.4%
      Richard C. Jelinek..................       727,320  (2)(3)(4)  14.3%
      William G. Brown....................       157,932  (2)(4)      3.1%
      Risa Lavizzo-Mourey.................        26,365  (2)           *
      Rogers K. Coleman...................             -                *
      Michael J. Kennedy..................        85,637  (2)         1.7%
      Hollybank Investments, LP...........       722,947  (5)        14.4%
      Blue Cross and Blue Shield of Texas, Inc.  879,221  (6)        14.9%

      All directors and executive officers
        as a group (9 persons)............     2,313,165  (2)(4)     43.5%

      *Represents less than 1% of Common Stock beneficially owned.

(1) The address of all of the persons named or identified above, except Hollybank Investments, LP, Blue Cross and Blue Shield of Texas, Inc. and James Burns, is c/o Managed Care Solutions, Inc., 7600 North 16th Street, Suite 150, Phoenix, Arizona 85020.

(2)   Includes  100,000,  3,750, 3,750,  3,750,  26,250,  13,750,  65,250, and
      216,500 shares covered by options and/or warrants held by Mr. Hernandez, Dr. Kaldenbaugh, Dr. Lingenfelter, Mr. Jelinek, Mr. Brown, Dr. Lavizzo-Mourey, Mr. Kennedy, and all directors and officers as a group, respectively, which were exercisable within sixty days of February 28, 1999. Such persons disclaim beneficial ownership of such shares.

(3)   Includes 25,333 shares owned by Mr. Jelinek's wife.

(4) Includes 77,922 shares which may be acquired upon conversion of $300,000 in principal amount of a Convertible Note of the Company and 10,000 shares covered by a currently exercisable stock purchase warrant. Both the Convertible Note and Stock Purchase Warrant are held by a trust created by Mr. Brown for the benefit of members of his family, of which Mr. Jelinek is one of the co-trustees.

(5) Represents shares as of December 10, 1998, as reported on Schedule 13D, Amendment No. 3. Hollybank Investments, LP disclaims beneficial ownership with respect to all of the shares for all purposes other than for reporting purposes on Schedule 13D. The address of Hollybank Investments, LP is One Financial Center, Suite 1600, Boston, Massachusetts, 02111.

(6) Represents 779,221 shares which may be acquired upon conversion of $3,000,000 in principal amount of a Convertible Secured Note of the Company and 100,000 shares covered by a currently exercisable stock purchase warrant. The address of Blue Cross and Blue Shield of Texas, Inc. is 901 S. Central Expressway, Richardson, Texas 75080.

(7) The address of James A. Burns is 75-5814 Neke Place, Kailua-Kona, Hawaii 96740.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Henry Kaldenbaugh failed to timely file a Form 4 with respect to two transactions in which he acquired 3,000 shares of common stock and sold 1,000 shares of Common Stock during the fiscal year ended May 31, 1998.

      John Lingenfelter failed to timely file a Form 4 with respect to nine transactions in which he acquired an aggregate of 13,000 shares of Common Stock and gifted of an aggregate of 21,600 shares of Common Stock during the fiscal year ended May 31, 1998.

      Rogers Coleman failed to timely file a Form 3 upon his initial election as a director of the Company.

                            ELECTION OF DIRECTORS

      Seven directors are to be elected at the Annual Meeting. The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the next Annual Meeting of Stockholders. All nominees are currently serving as directors.

      Unless authority is withheld, signed proxies which are returned in a timely manner will be voted for the election of the seven nominees for director, provided that if any of such nominees should be unable to serve by virtue of an unexpected occurrence, the proxies will be voted for such other person or persons as will be determined by the holders of the proxies in their discretion. Nominees receiving a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote will be elected as directors.

      Biographical information concerning the seven nominees is presented below.

      Michael D. Hernandez, age 53, has been Chairman and Chief Executive Officer of the Company since January 1998. He has also been President and Chief Executive Officer of The Cova Corporation since March 1988. Previously, he was Managing Director and Management Committee member of The First Boston Corporation from 1984 to 1988. From 1973 to 1984, he was with Kidder, Peabody & Company as a partner and Director. Mr. Hernandez is currently serving on the Board of Directors of The Cova Corporation and the International Diagnostic Corporation (Chairman). He has served on the Boards of Directors of Charter Medical Corporation (Chairman); The First Boston Corporation (Management Committee); HCHP, Inc. (Chairman); Securities Industry Association (Executive Committee); and PathoGenesis Corporation.

      Richard C. Jelinek, age 62, Vice Chairman of the Board of the Company, was co-founder of a predecessor of Medicus Systems Corporation in 1969 and served as Chief Executive Officer of that corporation from its incorporation in December 1984 until February 1996. From 1983 to 1985 he was also Chairman of the Board and Chief Executive Officer of Mediflex Systems Corporation. Prior to 1969, Mr. Jelinek was Associate Professor of Industrial Engineering and Hospital Administration and Director, Systems Engineering Group, Bureau of Hospital Administration at The University of Michigan. He has a Ph.D. in Industrial Engineering from The University of Michigan. He has been a director of a predecessor of the Company (the "Predecessor Corporation") since its incorporation in 1984 and of the Company since March 1996.

      William G. Brown, age 56, is a partner of Bell, Boyd & Lloyd, Chicago, Illinois, counsel to the Company, and has been a director of the Predecessor Corporation since its incorporation in 1984 and of the Company since March 1996. Mr. Brown also served as Secretary of the Predecessor Corporation since its incorporation and of the Company from March 1996 until October 1998. Mr. Brown is also a director of MYR Group, Inc., Dovenmuehle Mortgage, Inc. and CFC International, Inc.

      Risa Lavizzo-Mourey, M.D., age 45, is the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania and a board certified Internist and Geriatrician. Dr. Lavizzo-Mourey earned her medical degree at Harvard Medical School followed by a Masters of Business Administration at the University of Pennsylvania's Wharton School. Dr. Lavizzo-Mourey has served on numerous Federal advisory committees and, most recently, on President Clinton's Commission for Consumer Protection and Quality in the Health Care Industry. She is a member of the Institute of Medicine of the National Academy of Science. Dr. Lavizzo-Mourey joined the Predecessor Corporation Board in April 1994 and has served as a director of the Company since March 1996. She is also a director of Beverly Enterprises and The Hangar Group.

      Henry H. Kaldenbaugh, M.D., age 53, is a founder of three subsidiaries of the Company, Ventana Health Systems, Inc. ("Ventana"), Arizona Health Concepts, Inc. ("AHC") and Managed Care Solutions of Arizona, Inc. ("MCSAZ"), and has been a director of the Company since the March 1996. He has been an officer and board member of Ventana and AHC since their inception and of MCSAZ since 1993. He has had a family medicine and pediatric practice in northern Arizona since 1977. Dr. Kaldenbaugh is board certified in pediatrics and quality assurance and utilization and review. Dr. Kaldenbaugh served as medical director of AHC from 1992 through 1997 and has been an officer or director of MCSAZ, AHC and Ventana since their inception. He served as Administrative Medical Director for Health Management Associates, Inc. from 1990 through 1991, for Northern Arizona Family Health Plan from 1988 through 1991, and for the Arbors Nursing Facility from 1984 through 1987. Dr. Kaldenbaugh received his medical degree from Baylor University.

      John G. Lingenfelter, M.D., age 71, is a founder of AHC, Ventana and MCSAZ. He has been a director of the Company since March 1996, and has been an officer and board member of Ventana and AHC since their inception and of MCSAZ since 1993. Dr. Lingenfelter has engaged in the general practice of medicine in Kingman, Arizona since 1961. He served as Mohave County, Arizona Health Director from 1966 through 1982 and Medical Director of the Kingman Health Care Center from 1985 to 1995. He has been serving as Mojave County Hospital District Board Trustee since 1988 to present. He was a member of the Mohave County board of education and past President of the Mohave County Union High School District from 1979 to 1986. He has been a director since 1980 of The Stockmen's Bank, Kingman, Arizona. Dr. Lingenfelter received his medical degree from the University of Iowa.

      Rogers K. Coleman, M.D., age 67, has been President and Chief Executive Officer of Blue Cross and Blue Shield of Texas, Inc. ("BCBSTX") since 1991. He served as Executive Vice President from 1988 to 1991, adding the title of Chief Operating Officer in 1990. From 1986 to 1988, Dr. Coleman was Vice President and Medical Director and from 1976 to 1986, he was Associate Medical Director. Prior to joining BCBSTX, Dr. Coleman was in private practice for 18 years. Dr. Coleman is a director of Advance Paradigm Group Medical and Surgical Services, Inc., Blue Cross and Blue Shield of New Hampshire, Rio Grande HMO, Inc., Health Care Benefits, Inc., and Blue Cross and Blue Shield Association.

                     MEETINGS AND COMMITTEES OF THE BOARD

      During the fiscal year ended May 31, 1998, the Board of Directors held eight meetings. No director attended fewer than three-fourths of the aggregate number of meetings of the Board and of the committees described below on which he or she served during the past fiscal year. The Board has designated an Audit Committee, whose functions include making recommendations to the Board on the selection and retention of the Company's auditors, a Compensation Committee, whose functions include making recommendations to the Board regarding the salaries and bonuses to be paid, and a Stock Option Committee, whose functions include granting options under, and administering, the Company's stock option plans. William Brown and Henry Kaldenbaugh are currently the members of the Audit Committee; Richard Jelinek, Mr. Brown and Dr. Risa Lavizzo-Mourey are currently the members of the Compensation Committee; and Mr. Jelinek and Dr. Lavizzo-Mourey are currently the members of the Stock Option Committee. During the fiscal year ended May 31, 1998, the Stock Option Committee met two times, the Audit Committee met one time and the Compensation Committee met two times.

                                COMPENSATION

      Set forth below is information concerning the executive officers of the Company as of May 31, 1998. Information for James Burns, who became an executive officer of the Company on March 1, 1996, includes compensation received from MCSAZ prior to that date during the fiscal year ended May 31, 1996.

                          Summary Compensation Table
                                                                             Long-Term
                                                Annual Compensation         Compensation
                                        ---------------------------------      Awards
                                                                               ------
                                                               Other         Securities
                                                               Annual        Underlying      All Other
Name and Principal            Fiscal    Salary    Bonus     Compensation    Options/SARs    Compensation
 Position (1)                  Year      ($)       ($)           ($)             (#)           ($) (4)
------------------            ------    ------    ------    -------------   ------------    ------------

Michael D. Hernandez
  Chairman and
  Chief Executive Officer      1998     78,030    25,000             -        400,000               -

James A. Burns
  Vice Chairman, President
  Chief Executive Officer
  and Chief Operating Officer  1998    175,000    37,000             -              -          10,987
  Vice Chairman, President
  and Chief Executive Officer  1997    164,792         -             -              -           8,955
  Vice Chairman                1996    162,319    75,000             -        150,000           1,568

Michael J. Kennedy
  Chief Financial Officer      1998    136,000    32,500        28,016 (2)          -           3,284
  Chief Financial Officer      1997    125,000         -        31,809 (2)     87,000 (3)       1,458
  Chief Financial Officer      1996     16,098         -             -         87,000 (3)           -

(1) Includes each person who served as the Chief Executive Officer during the most recent fiscal year and the other most highly compensated executive officers as measured by salary and bonus meeting the disclosure threshold requirements pursuant to Item 402 of S.E.C. Regulation S-K.

(2) The amount shown for Mr. Kennedy in each year represents moving expense related reimbursement.

(3) The options shown as granted in fiscal year 1997 to Mr. Kennedy reflect the repricing of the options originally granted in fiscal 1996.

(4) The amounts shown for Mr. Burns for fiscal 1998 include term life insurance premiums of $1,140, officers disability insurance of $663, split dollar insurance premiums of $509 and auto allowance of $7,800.
       The amount shown for Mr. Kennedy for fiscal year 1998 includes officer's disability insurance of $598. The Company has a contributory retirement savings plan which covers eligible employees who qualify as to age and length of service. Participants may contribute 1% to 15% of their salaries, subject to maximum contribution limitations imposed by the Internal Revenue Service. The amounts shown for Mr. Burns and Mr. Kennedy for fiscal year 1998 include Company contributions to their account in the amount of $875 and $2,686, respectively.

Option / SAR Grants Table

      The following table provides information on stock options granted to the named executive officers during fiscal year 1998. The potential realizable value of each grant of options was determined assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10% as required pursuant to Item 402 of S.E.C. Regulation S-K.

                                   Option/SAR Grants in Last Fiscal Year
                                   -------------------------------------
                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                      Annual Rates of Stock
                                                                                     Price Appreciation for
                                            Individual Grants                          10-Year Option Term
                      ------------------------------------------------------------   ----------------------
                        Number of        % of Total
                        Securities      Options/SARs
                        Underlying       Granted to      Exercise
                       Options/SARs     Employees in     or Base        Expiration      5%(2)     10%(2)
  Name                Granted (#)(1)     Fiscal Year    Price ($/Sh)      Date           ($)        ($)
  ----                --------------    ------------    ------------    ----------      -----     ------

Michael D. Hernandez     400,000            82.5           4.00          1/12/08      1,006,231  2,549,988

(1) Options granted to Mr. Hernandez in fiscal year 1998 are exercisable starting 12 months after the original grant date, with 25 percent of the shares covered thereby becoming exercisable at that time and with an additional 25 percent of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Option / SAR Exercises and Year-end Valuation

                              Aggregated Option/SAR Exercises in Last Fiscal Year
                              ---------------------------------------------------
                                        and FY End Option/SAR Values
                                        ----------------------------

                                                         Number of Securities          Value of Unexercised
                                                        Underlying Unexercised         In-the-Money Options/
                                                        Options/SARs at FY-End            SARs at FY-End
                                                        ----------------------         ---------------------
                     Shares Acquired     Value
                     on Exercise (1)   Realized (2)   Exercisable   Unexercisable   Exercisable   Unexercisable
Name                       (#)             ($)            (#)            (#)            ($)            ($)
----                 ---------------   ------------   -----------   -------------   -----------   -------------

Michael D. Hernandez        -               -                -         400,000              -       1,400,000
James A. Burns              -               -           75,000          75,000        318,750         318,750
Michael J. Kennedy          -               -           43,500          43,500        184,875         184,875

(1)    Number of securities underlying options/SAR exercised.
(2) Market value of underlying securities on date of exercise, minus the exercise or base price.

DIRECTOR COMPENSATION

      All directors of the Company are paid an annual retainer of $10,000. In addition, under the Company's 1995 Directors' Stock Option Plan, an option to purchase 20,000 shares of Common Stock is granted to each director of the Company who is not an officer, employee or greater than five percent stockholder of the Company at the time of such director's initial election to the Board. Under the Company's 1996 Non-Employee Director Stock Option Plan each non-employee director of the Company receives, on the date of each annual meeting of stockholders, an option to purchase 5,000 shares of the Common Stock. Options under each of the 1995 Directors' Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan are for a term of ten years, become exercisable with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant and have an exercise price equal to the fair market value on the date of grant. Pursuant to the policies of BCBSTX, Dr. Coleman did not receive any options under the 1995 Directors' Stock Option Plan and will not receive any options under the 1996 Non-Employee Director Stock Option Plan.

EMPLOYMENT AGREEMENTS

      The Company has entered into an employment agreement with Michael D. Hernandez providing for his employment as Chairman and Chief Executive Officer of the Company. The agreement, which was entered into in January 1998 and has an initial term of four years, provides that during Mr. Hernandez' employment, he is to receive an annual salary of not less than $200,000, is eligible to participate in the Company's bonus plan with a targeted bonus of 25% of his base salary in accordance with the Company's customary practices and formulae, and is to devote not less than 75% of his full time to the business and affairs of the Company. Upon execution of this employment agreement, Mr. Hernandez received a signing bonus of $25,000. Mr. Hernandez also received options to purchase 400,000 shares of the Company's Common Stock, subject to vesting in four equal increments of 25% on January 12, 1999, 2000, 2001 and 2002. In the event of a change in control of the Company, all of Mr. Hernandez' outstanding options  will  vest  and  become  exercisable  on  the  date of the  change in control. The Company has agreed that if Mr. Hernandez's employment is terminated by the Company other than for cause or, without his consent, the Company reduces his base salary or targeted bonus opportunity, materially changes his duties or responsibilities or changes the location of his principal place of work, and as a result of such change or changes he voluntarily terminates his employment, then, in either event, the 25% of Mr. Hernandez' outstanding options scheduled to vest on the next January 12 will vest and become exercisable on the date of termination of his employment, and he shall be entitled to receive his base salary for a period of 12 months following notice of termination, as well as a pro rata bonus.

      On March 1, 1996, the Company entered into an employment agreement with Mr. Burns. The agreement provided that he would receive a salary of at least $175,000 annually, and that if his employment was terminated by the Company (other than for cause), he would receive severance payments at the rate of $175,000 annually (i) until March 1, 1999, in the event of termination prior to March 1, 1998; (ii) for a period of one year if termination occurs between March 1, 1998 and March 1, 1999; (iii) until March 1, 2000 if termination occurs between March 1, 1999 and September 1, 1999; and (iv) for a period of six months if termination occurs after September 1, 1999.

      Mr. Burns' employment agreement further provided that in no event will severance pay exceed six months if at the time of termination the Company has not had net income after taxes during the preceding 12 months of at least $1,000,000. The agreement also provided for the grant of options to purchase 150,000 shares of Common Stock.

      Effective August 1, 1998, Mr. Burns resigned as an officer and director of the Company and each of its subsidiaries. Pursuant to the terms of his separation agreement, Mr. Burns was paid $37,000 as a bonus for fiscal year 1998. During the year beginning on August 1, 1998, Mr. Burns will be paid an aggregate of $193,700 as severance payment.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

      The  Company's   compensation   policies  applicable  to  its  executive
officers are administered by the Compensation Committee and, with respect to stock options, the Stock Option Committee of the Board of Directors.

      Compensation Philosophy

      The Company compensation programs are designed to link executives' compensation to the performance of the Company and provide competitive compensation for Company executives relative to a select group of peer companies in order to attract and retain high caliber senior executives essential to the long-term prosperity of the Company. The compensation mix reflects a balance of annual base salary, bonus and equity-based incentives. Emphasis, however, is placed on the more strategic equity-based plans intended to build shareholder value and provide incentives to motivate executive behavior over the long term.

      Compensation Program

      The Company's executive officer compensation consists of two key elements: (1) an annual cash component comprised of base salary and bonus and
(2) a long-term equity component with respect to which existing holdings of Common Stock are recognized and in appropriate cases stock options are granted. The policies with respect to each of these elements are described below.

      (1)  Annual Compensation

      Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with other executive officer positions in the Company and the marketplace. For this purpose, the "market" consists of a broad range of companies with which the Company feels it competes for executive talent. This group is different than the peer group used for comparison purposes in the stock price performance graph that appears elsewhere in this Proxy Statement because the Company believes the market for executive talent extends to a broader range of companies than those included in the stock price performance graph.

      Annual salary adjustments are determined by a review of market research, Company performance (measured by earnings per share growth), the individual's contribution to that performance, and for executive officers responsible for particular business units, the financial and operating results of their business units. No specific weights are assigned to these factors.

      Annual bonuses for executive officers in for fiscal 1998 were awarded in
accordance with the Company Performance Incentive Program.        The  Company
Performance Incentive bonus is an incentive program based on the Company meeting or exceeding its targeted earnings objective and is defined as a percentage of each executive's salary. The Company Performance Incentive program is designed to link compensation to the performance of the Company. Under this program, the Company must produce a minimum target return to shareholders before Company performance awards are generated. At the minimum target level, 40% of the Company Performance award is given. An additional award of 60% of the Company Performance award can be paid should the Company achieve 150% of the target performance level. For fiscal 1998, the minimum target return to shareholders was achieved, and therefore Company Performance Incentive bonuses were awarded.

      (2)  Long-Term Compensation

      To align shareholders' and executive officers' interests, the Company's long-term compensation plan uses stock option grants whose value is related to the value of Common Stock. Grants of stock options are made under the Company's 1995 and 1996 Stock Option Plans. In granting options, the Board takes into account existing holdings and options already held by each executive. The size of each option grant is determined by the individual's position within the Company, the individual's level of responsibility and the number of options currently held by the individual.

      Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Stock options generally vest in four annual increments and are exercisable up to ten years from the date granted. Stock options provide incentive for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation occurs in the price of Common Stock over a specified number of years.

CEO Compensation

      Each of Mr. Hernandez and Mr. Burns were compensated pursuant to their employment agreements (described above under "Employment Agreements"), which were effective January 12, 1998 and March 1, 1996, respectively. Included in Mr. Hernandez's compensation was a signing bonus of $25,000. Mr. Burns' bonus was a result of achieving a certain targeted performance for fiscal 1998 as described above. In determining the level of compensation, Mr. Hernandez's and Mr. Burns' experience in the health care industry were considered.

Policy with Regard to the $1 Million Deduction Limit

      In 1993, Section 162(m) was added to the Internal Revenue Code. This section generally limits to $1 million the tax deduction for compensation paid to executive officers of a publicly-held corporation who are named in the proxy statement, subject to an exception for "performance - based" compensation plans as defined under that section. The Company's 1996 Stock Option Plan, as Amended and 1998 CEO Stock Option Plan are each intended to qualify as a "performance-based plan". The Compensation and Stock Option Committee has determined that the other compensation currently paid to the Company's executive officers is not expected to exceed the limitation as set forth in Section 162(m).

      The   foregoing   report  has  been  approved  by  all  members  of  the
Compensation and Stock Option Committees.

                                       Richard C. Jelinek
                                       William G. Brown
                                       Risa Lavizzo-Mourey

PERFORMANCE GRAPH

      The Company as it presently exists is the result of a spinoff and subsequent merger transactions which occurred on March 1, 1996. Prior to March 1, 1996 the Company was named Medicus Systems Corporation (the "Predecessor Corporation"). On March 1, 1996, all of the assets of the
Predecessor Corporation, other than those related to its managed care business, were transferred to a wholly owned subsidiary of the Predecessor Corporation, and all of the shares of that company, then named Medicus Systems Corporation ("Medicus"), were distributed (the "Distribution") on a share-for-share basis to stockholders of the Predecessor Corporation. Immediately after the Distribution, the Company, which then consisted only of the managed care business of the Predecessor Corporation, effected a one-for-three reverse stock split. Also on March 1, 1996, immediately after the reverse stock split, the Company acquired three Arizona corporations engaged in the managed care business through merger transactions (the "Mergers") pursuant to which each of the Arizona corporations became a wholly owned subsidiary of the Company, and the Company's name was changed to Managed Care Solutions, Inc.

      The following graph compares the cumulative total shareholder return on Common Stock since March 1, 1996 (the effective date of the Mergers and the date on which the Common Stock began trading under the symbol MCSX) to that of the Nasdaq market index and Nasdaq Health Services index.

                                                        May 31,
                                              -------------------------
                          March 1, 1996       1996      1997       1998
                          -------------       ----      ----       ----
Managed Care Solutions         100            152        76        182
NASDAQ U.S.                    100            114       128        163
NASDAQ Health Services         100            113        94         96

      The following graph compares the cumulative total shareholder return on Predecessor Corporation (then known as Medicus Systems Corporation) Common Stock from June 1, 1993 to February 29, 1996 (the last trading day prior to the effective date of the Mergers) to that of the Nasdaq market index and an index comprised of the Common Stock of 13 peer companies that compete in the healthcare information systems industry. In calculating cumulative total shareholder return, reinvestment of dividends is assumed, and the returns of each member of the peer group are weighted for market capitalization.

                              1993   1994    1995   1996  (1)
                              ----   ----    ----   ----

                 Medicus       100    192     116    106
                 NASDAQ U.S.   100    106     125    160
                 Peer Group    100    122     162    208

             (1) Data is shown as of the effective date of the Mergers.

      The peer group of companies was selected based upon their being in the business of healthcare information systems and related services. The companies in the peer group, which for performance graph purposes, does not include the Predecessor Corporation, are as follows: Access Health Marketing, First Data Corporation, GMIS, Inc., Health Management Systems, Health Risk Management, Keane, Inc., Medaphis Corporation, Medic Computer Systems, Mediware Informations Systems, Policy Management Systems, Shared Medical Systems, Spacelabs Medical, Inc. and US Services, Inc.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Jelinek, Mr. Brown and Dr. Lavizzo-Mourey are currently members of the Compensation Committee and Mr. Jelinek and Dr. Lavizzo-Mourey are
currently members of the Stock Option Committee. None of the Company's directors have interlocking or other relationships with other boards or the Company that require disclosure under Item 402(j) of S.E.C. Regulation S-K, except as described below.

      For the fiscal year ended May 31, 1998, the Company incurred legal fees for general legal services of $74,000 to the law firm of Bell, Boyd & Lloyd, of which William G. Brown, a director of the Company, is a partner. During the fiscal year ended May 31, 1998, Dr. Kaldenbaugh served as a Medical Director of AHC, and the Company paid Medical Director and consulting fees of $74,000 to Dr. Kaldenbaugh.

Certain Relationships and Related Transactions

      The Company. As of May 31, 1998, Dr. Kaldenbaugh owed $33,760 to the Company pursuant to a promissory note in the original principal amount of $94,000, with interest at the rate of 3%. The highest balance during fiscal year 1998 was $95,251. The note was originally payable to Ventana, and was transferred to the Company during the fiscal year ended May 31, 1997. The note is payable upon demand. The purpose of this loan was to provide Dr. Kaldenbaugh funds to settle litigation in 1992 concerning a covenant not to compete to which he was subject.

      During fiscal year 1998, the Company received $2,871,820 from Rio Grande HMO, Inc. ("RGHMO"), a subsidiary of BCBSTX, and BCBSTX pursuant to administrative services agreements between the Company and each of RGHMO and BCBSTX.

      In October 1996, the Company signed an agreement whereby BCBSTX invested $3,000,000 in the Company in the form of a convertible secured loan. The loan has an original term of three years with a renewal option for two additional one-year periods, if certain conditions are met. The loan bears interest at a rate of 8% per annum. Principal and interest are payable at the end of the initial three-year term and, thereafter, at the end of each annual extension. The loan is convertible into the Company's common stock at a conversion price of $3.85 per share. BCBSTX also received a warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $4.45 per share. On May 31, 1998, $3,426,000 was due to BCBSTX pursuant to the note consisting of $3,000,000 in principal and $426,000 of accrued interest.

      In a separate transaction, a trust created by William G. Brown, a director of the Company, for the benefit of members of his family, and of which Richard C. Jelinek, Vice Chairman and Director, is one of the co-trustees, (The "Brown GST Trust") invested $300,000 in the Company through a convertible unsecured loan and received a warrant to purchase 10,000 shares of MCS common stock. The interest rate, term, conversion price, and warrant exercise price are the same for the Brown GST Trust as for BCBSTX, except that interest on the loan is payable monthly. During the fiscal year ended May 31, 1998, the Company paid an aggregate of $24,000 in interest to Brown GST Trust.

      MCSAZ. In October 1995, MCSAZ borrowed $155,000 from a trust established by Dr. Lingenfelter, $52,000 from a trust established by Dr. Kaldenbaugh, and $43,000 from a trust established by Geralde Curtis, who was then a director and officer of MCSAZ. The notes, due December 31, 2000, provide for interest income to be accrued at 8% per annum. MCSAZ then loaned from these funds $118,000 each to Dr. Kaldenbaugh and Ms. Curtis pursuant to promissory notes, due December 31, 2000, also providing for interest to accrue at 8% per annum. The notes are secured by a pledge of the Company Common Stock received by Dr. Kaldenbaugh and Ms. Curtis in the Mergers in exchange for their stock in MCSAZ. The stock pledge also secures the above described loans from the trusts to MCSAZ. The purpose of the loans was to provide Dr. Kaldenbaugh and Ms. Curtis funds to pay taxes incurred as a result of their owning shares in AHC, then a Subchapter S corporation. In July 1997, Ms. Curtis paid the promissory note and accrued interest in full. On May 31, 1998, $177,000, $61,000 and $52,000 were outstanding on notes payable to the trusts established by Dr. Lingenfelter, Dr. Kaldenbaugh and Ms. Curtis, respectively. In June 1998, the Company paid $52,000 to Ms. Curtis' trust, which satisfied in full the promissory note plus accrued interest. In June 1998, the Company also made a $97,000 payment to Dr. Lingenfelter's trust.

      Ventana. In October 1995, Dr. Kaldenbaugh borrowed $95,055 and Ms. Curtis borrowed $97,704 from Ventana pursuant to promissory notes due December 31, 2000 providing for interest to accrue at 8% per annum. The notes are secured by a pledge of the Common Stock received by Dr. Kaldenbaugh and Ms. Curtis in the Mergers in exchange for their stock in Ventana. The purpose of the loans was to provide Dr. Kaldenbaugh and Ms. Curtis funds to pay taxes as described in the preceding paragraph. On July 24, 1997, Ms. Curtis repaid all existing loans from Ventana. As of May 31, 1998, $115,333 was outstanding under the loans to Dr. Kaldenbaugh.

      During fiscal year 1998, Dr. Lingenfelter received total payments of $236,301 under risk sharing contracts between Dr. Lingenfelter and Ventana in Mohave County, Arizona. As of May 31, 1998, Dr. Lingenfelter is owed an additional $113,217 pursuant to such contracts.

      Arizona Health Concepts. Dr. Kaldenbaugh received payments of $42,710 during fiscal year 1998 pursuant to risk sharing contracts with AHC. As of May 31, 1998, Dr. Lingenfelter and Dr. Kaldenbaugh are owed $23,740 and $8,483, respectively, pursuant to such contracts.

                             CERTAIN TRANSACTIONS

      For descriptions of certain transactions involving Mr. Brown and Drs. Kaldenbaugh and Lingenfelter and BCBSTX, see the information under the caption "Compensation and Stock Option Committee Interlocks and Insider Participation."

              PROPOSAL TO APPROVE THE 1998 CEO STOCK OPTION PLAN

      In order to continue to encourage ownership of the Company's Common Stock by executives, key personnel and directors of the Company and to provide incentives for them to make maximum efforts for the success of the business, the Board of Directors of the Company has adopted and recommends that stockholders vote to approve the Managed Care Solutions, Inc. 1998 CEO Stock Option Plan (the "1998 CEO Plan"). Options granted under the 1998 CEO Plan are intended not to qualify as "Incentive Stock Options" as defined in the Internal Revenue Code of 1986 (the "Code").

      The 1998 CEO Plan was adopted by the Board of Directors on January 12, 1998. On that date, Mr. Hernandez received options to purchase 400,000 shares under the 1998 CEO Plan, at an exercise price of $4.00 per share. The closing sales price of the Common Stock on that date was $4.00. The grants to Mr. Hernandez represent all of the shares covered by the 1998 CEO Plan and approval of the 1998 CEO Plan will also constitute, in effect, approval of such grants.

      The following description is qualified in its entirety by reference to the terms of the 1998 CEO Plan, a copy of which is attached to this proxy statement as Exhibit A.

DESCRIPTION OF THE 1998 CEO PLAN

      The 1998 CEO Plan is administered by a committee of the Board of Directors composed of no fewer than two outside, non-employee directors designated by the Board of Directors. The Stock Option Committee (the "Committee") currently administers the 1998 CEO Plan. The Committee has authority to determine the persons to be granted options under the 1998 CEO Plan, the number of shares subject to each option, the time or times at which options will be granted, the option price of the shares subject to each option (which price shall not be less than the fair market value of the shares at the date of grant), and the time or times when each option becomes exercisable and the duration of the exercise period.

      Options may be granted to key employees and directors (other than members of the Committee) of the Company. Options may be granted with respect to a total of not more than 400,000 shares of Common Stock under the 1998 CEO Plan, subject to antidilution and other adjustment provisions. Options to purchase up to 400,000 shares of Common Stock may be granted to the Chief Executive Officer of the Company. No options may be granted under the 1998 CEO Plan after January 12, 2008. If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option).

      Each option is for such term of not more than ten years as shall be determined by the Committee at the date of the grant. Each option becomes exercisable in such installments, at such time or times, and may be subject to such conditions, including conditions based upon the performance of the Company, as the Committee may in its discretion determine at the date of grant. The Committee may accelerate the exercisability of any option or, at any time before the expiration or termination of an option previously granted, extend the terms of such option for such additional period as the Committee, in its discretion, shall determine, except that the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, shall never exceed ten years.

      The Committee may permit the purchase price for shares purchased upon exercise of an option to be paid, all or in part, by the delivery to the Company of other shares of Common Stock of the Company in such circumstances and manner as the Committee may specify, valued at the fair market value of the Common Stock at the close of business on the date preceding the date of exercise.

      If the employment or tenure as a director of any optionee with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability, retirement or cause, such optionee's option, to the extent the option is exercisable at the date of termination, shall expire ninety days after the termination of employment or directorship (or upon the scheduled termination of the option, if earlier). In the event of termination of employment or directorship because of death or permanent disability, the option may be exercised in full, unless otherwise provided at the time of grant, without regard to any installments established at the time of grant, by the optionee or, if he is not living, by his heirs, legatees, or legal representative, during its specified term prior to one year after the date of death or permanent disability. In the event of termination of employment or directorship because of retirement, the option may be exercised by the optionee (or, if he dies within three months after such termination, by his heirs, legatees, or legal representative), at any time during its specified term prior to three months after the date of such termination, but only to the extent the option was exercisable at the date of such termination. If an optionee is discharged for cause, his option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "discharge for cause" means a discharge on account of dishonesty, disloyalty or insubordination.

      No option is transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option shall be exercisable during an optionee's lifetime only by him or his legal representative.

      The Board of Directors may amend or discontinue the 1998 CEO Plan at any time. However, no such amendment or discontinuation shall (a) change or impair any option previously granted without the consent of the optionee, (b) increase the maximum number of shares which may be purchased by all optionees, (c) change the minimum purchase price, (d) change the limitations on the option period or increase the time limitations on the grant of options, or (e) permit the granting of options to members of the Committee.

     Options granted as of May 31, 1998 under the 1998 CEO Plan subject in each case to shareholder approval, are displayed in the following table.

                                             New Plan Benefits
                                             -----------------

                                                  1998 CEO
                                           Stock Option Plan (#)
                                           ---------------------

NAME
----

Michael D. Hernandez                            400,000
James A. Burns                                        -
Michael J. Kennedy                                    -

Executive Officers as a Group                   400,000
Other Employees (including non-executive
  Officers) as a group                                -

      On April 14, 1999, the last reported sales price of the Company's Common Stock on the Nasdaq National Market (as reported by the Nasdaq National Market) was $ 4.25 per share.

FEDERAL TAX CONSEQUENCES

      The Company understands that no gain or loss will be recognized to an optionee upon the grant of an option under the 1998 CEO Plan, but that upon exercise of the option ordinary income measured by the excess of the fair market value of the shares acquired over the option price will be recognized by the optionee. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. An optionee's basis in shares acquired upon the exercise of an option will be equal to the option price plus the amount of ordinary income recognized by the optionee. An optionee's holding period begins on the date on which the option is exercised.

VOTE REQUIRED

      Approval of the 1998 CEO Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. The Board of Directors recommends that stockholders vote FOR approval of the plan. If no other direction is given, signed proxies which are returned in a timely manner will be voted for approval of the 1998 CEO Plan. Abstentions will have the effect of a vote against the 1998 CEO Plan and non-voted shares will have no effect on the approval of Plan (assuming the presence of a quorum).

                       PROPOSAL TO CHANGE THE COMPANY'S NAME

      The Board of Directors has unanimously approved and recommended the adoption by the stockholders of the following amendment to the Company's Restated Certificate of Incorporation, which would change the Company's name from "Managed Care Solutions, Inc." to "Lifemark, Inc.".

      "Article First of the Company's Restated Certificate of Incorporation, as amended to date, is hereby amended to read as follows:

      FIRST:  the name of the corporation is Lifemark, Inc."

      The  reasons  for  the  Board's  approval  and   recommendation  to  the
stockholders are as follows:

      The Boards of Directors and senior management of The Company recommend the adoption of a new corporate name and identity. The adoption of a new name would be instrumental in developing a brand name that more accurately reflects the company's core business concentration. In addition, the new name will assist in developing a corporate as well as a commercial awareness of the company's national presence and expertise in the delivery of quality managed care services. After serious consideration, it is believed that the adoption of a new name is in the best interests of the company and related parties.

      Our new name, which reflects our approach of delivering quality cost effective care in a manner that markedly improves patients' quality of life, is Lifemark, Inc. "Life" because we are dealing with people's livelihoods and "mark" because our presence is felt long after we implement our initial improvements. We believe the adoption of this name will result in a greater understanding of our business.

      The Board of Directors recommends that stockholders vote FOR the proposed amendment. The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is necessary to adopt the proposed amendment. Abstentions and broker non-voters will have the effect of a vote against the proposed amendment.

                           INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP has been selected by the Board of Directors of the Company, upon the recommendation of its Audit Committee, to continue to act as auditors in fiscal year 1999. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. He will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

                                ANNUAL REPORT

      The Company was previously delivered to stockholders its Annual Report on Form 10-K for the fiscal year ended May 31, 1998. Stockholders are referred to this report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                          PROPOSALS BY STOCKHOLDERS

      Any proposals by stockholders intended to be presented at the Annual Meeting of Stockholders currently for October 28, 1999 must be received by the Company no later than May 27, 1999 in order to be considered by the Board of Directors for inclusion in the Company's Proxy materials for that meeting. The Company will be entitled to exercise discretionary proxy authority with respect to any other proposals presented by stockholders at that meeting unless the Company is notified of such proposals no later than August 10, 1999.

                                  OTHER MATTERS

      Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them, and the Company will, upon request, reimburse them for the reasonable expense of doing so. The entire cost of the solicitation will be borne by the Company.

      The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted with respect to such matters in accordance with the judgment of the persons acting under the proxies.

                                       By Order of the Board of Directors

                                          Stephen G. Smyth
                                          Secretary

                                                                     EXHIBIT A

                         MANAGED CARE SOLUTIONS, INC.
                          1998 CEO STOCK OPTION PLAN

      The purpose of this Stock Option Plan (the "Plan") is to benefit Managed Care Solutions, Inc. (the "Company") and its subsidiaries through the maintenance and development of management by offering certain present and future executive and key personnel a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries. Options granted under this Plan are intended not to qualify as "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be construed so as to carry out that intention.

1. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") of the Board of Directors composed of no fewer than two "non-employee" "outside" directors designated by the Board of Directors. For purposes of this Plan, "non-employee" directors shall include directors who meet the tests for "non-employee directors" under the rules and regulations adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 and (b) "outside" directors shall include directors who meet the tests for "outside director" under the Regulations adopted by the Internal Revenue Service relating to Section 162 of the Code, including all of the transition rules thereunder. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee. This
Plan and options granted under this Plan are intended to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934 and to qualify as performance-based compensation under Section 162 of the Code and shall be interpreted in such a way as to result in such qualification.

      Subject to the provisions of the Plan, the Committee shall have full and final authority, in its absolute discretion, (a) to determine the persons to be granted options under the Plan, (b) to determine the number of shares subject to each option, (c) to determine the time or times at which options will be granted, (d) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in
Section 4 of the Plan, (e) to determine the time or times when each option becomes exercisable and the duration of the exercise period, (f) to prescribe the form or forms of the agreements evidencing any options granted under the Plan (which forms shall be consistent with the Plan), (g) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan, and (h) to construe and interpret the Plan, the rules and regulations and the agreements evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any decision made or action taken in good faith by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations shall, to the extent permitted by law, be conclusive and binding upon all optionees under the Plan and upon any person claiming under or through such an optionee, and no director of the Company shall be liable for any such decision made or action taken by the Committee.

2.    ELIGIBILITY.   Options  shall  be  granted  only  to key  employees  and
directors (other than members of the Committee) of the Company and its subsidiaries.

3.    GRANTING OF OPTIONS.

      (a) The Committee may grant options under which a total of not more than 400,000 shares of the common stock of the Company may be purchased from the Company, subject to adjustment as provided in paragraph 9. Since this Plan is being adopted principally to be used for the Chief Executive Officer of the Company, options to purchase up to 400,000 shares of the common stock of the Company may be granted to the Chief Executive Officer of the Company.

      (b) No options shall be granted under the Plan after January 12, 2008. If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of common stock.

      (c) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate his employment at any time.

4. OPTION PRICE. The option price shall be determined by the Committee and, subject to the provisions of paragraph 9, shall be not less than the fair market value, at the time the option is granted, of the stock subject to the option.

5.    DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS.

      (a) Subject to the provisions of paragraph 7, each option shall be for such term of not more than ten years as shall be determined by the Committee at the date of the grant. Each option shall become exercisable in such installments, at such time or times, and may be subject to such conditions, including conditions based upon the performance of the Company, as the Committee may in its discretion determine at the date of grant.

      (b) The Committee may in its discretion (i) accelerate the exercisability of any option or (ii) at any time before the expiration or termination of an option previously granted, extend the terms of such option (including options held by officers) for such additional period as the Committee, in its discretion, shall, determine, except that the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, shall never exceed ten years.

6.    EXERCISE OF OPTION.

      (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased in cash or by check, except that the Committee may permit the purchase price for the shares to be paid, all or in part, by the delivery to the Company of other shares of common stock of the Company in such circumstances and manner as it may specify. For this purpose, the per share value of the Company's common stock shall be the fair market value at the close of business on the date preceding the date of exercise.

      (b) At the time of exercise of any option, the Committee may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise, to deliver to the Company a written representation of present intention to purchase the shares for his own account for investment and an agreement not to distribute or sell such shares in violation of the registration provisions of applicable securities laws. If such representation and agreement are required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent.

      (c) Each option shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      (d) If the Committee shall determine it necessary or desirable for any reason, an option shall provide that it is contemplated that the shares acquired through the exercise of the option will not be registered under applicable federal and state securities laws and that such shares cannot be resold unless they are registered under such laws or unless an exemption from registration is available, and the certificate for any such shares issued upon the exercise of the option shall bear a legend making appropriate reference to such provisions.

7.    TERMINATION OF EMPLOYMENT-EXERCISE THEREAFTER.

      (a) If the employment or tenure as a director of any optionee with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability, retirement or cause, such optionee's option, to the extent the option is exercisable at the date of termination, shall expire ninety days after the termination of employment or directorship (or upon the scheduled termination of the option, if earlier), and all rights to purchase shares pursuant thereto shall terminate at such time. Temporary absence from employment because of illness, vacation, approved leave of absence, or transfer of employment among the Company and its parent or subsidiary corporations, shall not be considered to terminate employment or to interrupt continuous employment.

      (b) In the event of termination of employment or directorship because of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised in full, unless otherwise provided at the time of grant, without regard to any installments established under paragraph 5 hereof, by the optionee or, if he is not living, by his heirs, legatees, or legal representative or alternate payee under a qualified domestic relations order, as the case may be, during its specified term prior to one year after the date of death or permanent disability. In the event of termination of employment or directorship because of retirement, the option may be exercised by the optionee (or, if he dies within three months after such termination, by his heirs, legatees, legal representative or alternate payee under a qualified domestic relations order, as the case may be), at any time during its specified term prior to three months after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

      (c) If an optionee is discharged for cause, his option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "discharge for cause" means a discharge on account of dishonesty, disloyalty or insubordination.

      (d) Notwithstanding the foregoing provisions of this paragraph 7, the Committee may in the grant of any option make other and different provisions with respect to its exercise after the optionee's termination of employment or directorship.

8. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option shall be exercisable during any optionee's lifetime only by the Optionee or Optionee's legal representative.

9.    ADJUSTMENT.

      (a) In the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to options under this Plan shall be proportionately adjusted.

      (b) In case of any capital reorganization, or of any reclassification of the common stock or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of outstanding shares of common stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Company, or the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, shall determine that upon exercise of options granted under the Plan after such capital reorganization, reclassification, consolidation, merger or sale there shall be issuable upon exercise of an option a kind and amount of shares of stock or other securities or property (which may, as an example, be a fixed amount of cash equal to the consideration paid to stockholders of the Company for shares transferred or sold by them) which the holders of the common stock (immediately prior to the time of such capital reorganization, reclassification, consolidation, merger or sale) are entitled to receive in such transaction as in the judgment of the Committee is required to compensate equitably for the effect of such event upon the exercise rights of the optionees. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

      (c) In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

10. AMENDMENT OF PLAN. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall (a) change or impair any option previously granted without the consent of the optionee, (b) increase the maximum number of shares which may be purchased by all optionees or any one optionee, (c) change the minimum purchase price, (d) change the limitations on the option period or increase the time limitations on the grant of options, or (e) permit the granting of options to members of the Committee.

11. EFFECTIVE DATE. The Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of the holders of a majority of the outstanding voting stock of the Company at a duly held stockholders' meeting, it shall be deemed to have become effective on January 12, 1998, the date of adoption by the Board of Directors. Options may be granted under the Plan before its approval by the stockholders, but subject to such approval, and in each such case the date of grant shall be determined without reference to the date of the approval of the Plan by stockholders.

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PROXY                                                                    PROXY
                         MANAGED CARE SOLUTIONS, INC.

                        Annual Meeting, June 2, 1999

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Michael D. Hernandez or Richard C. Jelinek or either of them, each with full power of substitution, is hereby authorized to vote all shares of Common Stock of Managed Care Solutions, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Managed Care Solutions, Inc. to be held on June 2, 1999, and at any adjournment thereof, as indicated herein.

The shares represented by this proxy will be voted as directed herein, but if no direction is given, the shares will be voted FOR all nominees listed in
Item 1, (2) for approval of the 1998 CEO Stock Option Plan and (3) for adoption of the amendment to the Company's Certificate of Incorporation changing its name to Lifemark, Inc.

       PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE
                   AND RETURN IT IN THE ENCLOSED ENVELOPE.

                (Continued and to be signed on reverse side.)
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                           MANAGED CARE SOLUTIONS, INC.

      PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                            ]

The Board of Directors Recommends a Vote "FOR" each Listed Proposal.

                                                                       FOR ALL
                                                   FOR ALL  WITHHOLD   EXCEPT
1. ELECTION OF DIRECTORS-

   Nominees:  Michael D. Hernandez,
   Richard C. Jelinek, William G. Brown,            /  /     /  /      /  /
   Risa Lavizzo-Mourey, M.D.,
   Henry M. Kaldenbaugh, M.D.,
   John G. Lingenfelter, M.D.,
   Rogers K. Coleman, M.D.

   ________________________________________________________
   (Except Nominee(s) written above)

                                                      FOR     AGAINST  ABSTAIN


2. Approval of the 1998 CEO Stock Option Plan         /  /     /  /     /  /

3. Adoption of the amendment to the Company's        /  /     /  /     /  /
   Certificate of Incorporation changing the
   Company's name to Lifemark, Inc.

4. In their discretion, on such other business as may properly come before the meeting


                                                Dated:__________________, 1999

                                    Signature (s)_____________________________

                                      ________________________________________
                                      Please  sign  exactly  as your  name (or
                                      names)   appears   herein.    Executors,
                                      administrators,   trustees   and   other
                                      signing in a representative capacity should indicate the capacity in which they sign. Where there is more than one owner, each should sign.
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